Exhibit 99.1

Mad Catz® Reports Fiscal 2017 First Quarter Financial Results

San Diego, CA – August 4, 2016 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT: MCZ), today announced financial results for the fiscal 2017 first quarter ended June 30, 2016.

Key Highlights of Fiscal 2017 First Quarter and Subsequent:

•

Fiscal 2017 first quarter net sales decreased 17% to $10.8 million, driven by a 29% decrease in net sales to EMEA and a 37% decrease in net sales to APAC, offset partially by a 7% increase in net sales to the Americas;

•

Gross margin declined to (1.0%) from 22.2% in the prior year quarter, driven by $2.7 million of charges related to Rock Band 4 for price reductions with retailers and write-downs of inventory and other assets;

•	Total operating expenses decreased 31% from the prior year period to $4.6 million as the Company realized the benefits of restructuring activities undertaken during the fourth quarter of fiscal 2016;
•	Operating loss was ($4.7 million) compared to ($3.8 million) in the prior year;
•	Diluted net loss per share was ($0.07) compared to ($0.05) in the prior year;
•	Net position of bank loans, less cash and restricted cash, was $9.4 million at June 30, 2016, compared to $13.0 million at March 31, 2016 and $5.8 million at June 30, 2015;
•	Sold no shares under the “At-the-Market” (“ATM”) equity offering program;
•	Announced the initial details of the newest addition to the Tritton audio range: the ARK™ series;
•	Shipped the “Designed for Samsung” version of the Micro C.T.R.L.R™ Mobile Gamepad;
•	Shipped the X-56 Rhino H.O.T.A.S. Advanced Flight Control System™, the Company’s newest addition to its Saitek Pro Flight Range of PC-based simulation accessories;
•	Shipped the Tritton Katana HD 7.1 DTS surround sound gaming headset, the first HDMI-powered gaming headset and a 2016 CES Innovation Award Honoree;
•	Agreement with Harmonix for Rock Band 4 was terminated resulting in a 120-day wind-down period, ending September 6, 2016, to sell remaining $7.1 million of Rock Band 4 inventory.

Summary of Financials
(in thousands, except margins and per share data)

	Three Months Ended June 30,
	2016	2015	Change
Net sales	$10,788	$12,974	(17%)
Gross (loss) profit	(104)	2,878	(104%)
Total operating expenses	4,604	6,640	(31%)
Operating loss	(4,708)	(3,762)	25%
Net loss	(4,793)	(3,965)	21%
Net loss per share, basic and diluted	$(0.07)	$(0.05)	40%

Gross margin	-1.0%	22.2%	(2,320) bps

Adjusted EBITDA (loss) (1)	$(3,475)	$(3,065)	13%

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 8.

Commenting on the Company’s fiscal 2017 first quarter results, David McKeon, Chief Financial Officer of Mad Catz, said, “We were pleased to finish the first quarter of fiscal 2017 showing positive momentum on the back of our restructuring plan and initiatives put in place last quarter to better address the challenges we face and more fully align the Company with the opportunities that lie ahead.  While we still have much work to accomplish in the quarters ahead, the Mad Catz of today is a more nimble company and is better positioned to take advantage of a growing marketplace.”

“Although Rock Band 4 continues to have a negative effect on our financial performance and we continue to have working capital constraints, we are confident that we can further strengthen our business and deliver a more sustained operating performance for our shareholders by the end of the 2017 fiscal year.”

Summary of Key Sales Metrics

	Three Months Ended June 30,
(in thousands)	2016	2015	Change
Net Sales by Geography
Americas	$5,326	$4,974	7%
EMEA	3,985	5,643	(29%)
APAC	1,477	2,357	(37%)
	$10,788	$12,974	(17%)
Sales by Platform as a % of Gross Sales
Consoles (a)	60%	45%
PC and Mac	36%	45%
Smart devices	4%	10%
	100%	100%
Sales by Category as a % of Gross Sales
Specialty controllers	44%	32%
Audio	35%	38%
Mice and keyboards	17%	17%
Controllers	3%	8%
Accessories	1%	4%
Games and other	—%	1%
	100%	100%
Sales by Brand as a % of Gross Sales
Mad Catz	50%	34%
Tritton	32%	34%
Saitek	17%	24%
Other	1%	8%
	100%	100%

(a)	Includes products developed for Xbox One, PlayStation 4, Xbox 360 and Playstation 3.

Karen McGinnis, President and Chief Executive Officer of Mad Catz, commented, “With our lowest cost structure and headcount in over a decade, we continue to make solid progress against our fiscal 2017 operational objectives, including bringing new products to market efficiently, adequately supporting our new product launches, expanding our retail partner footprint and operating with disciplined expense management and focused execution.”

“As we look ahead, we are relentlessly focused on delivering shareholder value and are confident in our ability to achieve results that will match our goals to improve our profitability and cash flow.  We have very compelling product launches in the coming quarters around our Tritton brand as well as several exciting new PC-gaming peripherals, including our R.A.T line of gaming mice.  These and other new offerings will enable us to build on our strengths, pursue targeted segments within the video game industry, leverage our strong and deep distribution footprint, and deliver products with the right design and features that heighten the gaming experience for all gamers.”

Management Conference Call Webcast

The Company will host a conference call and simultaneous webcast on August 4, 2016, at 5:00 p.m. ET, which can be accessed by dialing (303) 223-4386. Following its completion, a replay of the call can be accessed for 30 days at the Company's Web site (www.madcatz.com, select “About Us/Investor Relations”) or via telephone at (800) 633-8284 (reservation #21815399) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands.  Mad Catz products cater to gamers and simulation enthusiasts across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other smart devices.  We distribute our products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company's expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” "anticipate," "estimate," "expect," "believe," and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions.. These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, continuing demand by consumers for video game consoles and accessories, timely reduction of inventory of products manufactured for the Rock Band 4 video game, the continuance of open trade relations between China and the United States, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continued financial viability of our largest customers, the continuance of timely and adequate supply from third party manufacturers and suppliers, no significant fluctuations in the value of the U.S. dollar relative to other currencies, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, and continued listing of our common stock on the NYSE MKT. Forward-looking statements are subject to significant risks, uncertainties, assumptions and other factors, any of which could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company's most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Investors should not place undue reliance on such forward-looking statements. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Contact:

David McKeon	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
dmckeon@madcatz.com or (858) 790-5045

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2016	2015
Net sales	$10,788	$12,974
Cost of sales	10,892	10,096
Gross (loss) profit	(104)	2,878
Operating expenses:
Sales and marketing	1,391	2,716
General and administrative	2,468	2,894
Research and development	657	921
Restructuring and severance costs	(25)	—
Amortization of intangible assets	113	109
Total operating expenses	4,604	6,640
Operating loss	(4,708)	(3,762)
Other income (expense):
Interest expense, net	(333)	(257)
Foreign exchange gain, net	534	61
Change in fair value of warrant liabilities	(46)	(46)
Other income	21	12
Total other income (expense)	176	(230)
Loss before income taxes	(4,532)	(3,992)
Income tax (expense) benefit	(261)	27
Net loss	$(4,793)	$(3,965)
Net loss per share:
Basic	$(0.07)	$(0.05)
Diluted	$(0.07)	$(0.05)
Shares used in per share computations:
Basic	73,469,571	73,469,571
Diluted	73,469,571	73,469,571

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$1,677	$2,436
Restricted cash	135	680
Accounts receivable, net	3,709	9,585
Other receivables	895	998
Inventories	19,586	23,005
Income taxes receivable	159	159
Prepaid expenses and other current assets	1,772	2,969
Total current assets	27,933	39,832
Deferred tax assets	9,223	9,449
Other assets	465	531
Property and equipment, net	2,606	2,921
Intangible assets, net	2,157	2,270
Total assets	$42,384	$55,003

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Bank loans	$11,233	$16,076
Accounts payable	24,956	25,354
Accrued liabilities	6,652	8,153
Notes payable	49	73
Income taxes payable	75	173
Total current liabilities	42,965	49,829
Notes payable, less current portion	132	145
Warrant liabilities	346	300
Deferred tax liabilities	10	10
Other long-term liabilities	640	699
Total liabilities	44,093	50,983

Shareholders' equity:
Common stock	63,605	63,552
Accumulated other comprehensive loss	(6,684)	(5,695)
Accumulated deficit	(58,630)	(53,837)
Total shareholders’ (deficit) equity	(1,709)	4,020
Total liabilities and shareholders’ (deficit) equity	$42,384	$55,003

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,793)	$(3,965)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	625	486
Amortization of deferred financing fees	61	127
(Gain) loss on disposal of assets	(23)	6
Stock-based compensation	53	138
Change in fair value of warrant liabilities	46	46
Provision for deferred income taxes	226	(36)
Changes in operating assets and liabilities:
Accounts receivable	5,437	1,797
Other receivables	95	(116)
Inventories	3,164	(2,129)
Prepaid expenses and other current assets	1,042	73
Other assets	1	51
Accounts payable	(114)	157
Accrued liabilities	(1,828)	272
Deferred rent	(63)	26
Income taxes receivable/payable	(106)	651
Net cash provided by (used in) operating activities	3,823	(2,416)
Cash flows from investing activities:
Purchases of property and equipment	(198)	(309)
Net cash used in investing activities	(198)	(309)
Cash flows from financing activities:
Borrowings on bank loans	9,388	9,431
Repayments on bank loans	(14,232)	(9,435)
Payment of financing fees	—	(250)
Changes in restricted cash	545	—
Borrowings on notes payable	—	95
Repayments on notes payable	(41)	(79)
Payment of expenses related to issuance of common stock	—	(102)
Net cash used in financing activities	(4,340)	(340)
Effects of foreign currency exchange rate changes on cash	(44)	60
Net decrease in cash	(759)	(3,005)
Cash, beginning of period	2,436	5,142
Cash, end of period	$1,677	$2,137

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2016	2015
Net loss	$(4,793)	$(3,965)
Adjustments:
Depreciation and amortization	625	486
Stock-based compensation	53	138
Change in fair value of warrant liabilities	46	46
Interest expense, net	333	257
Income tax expense (benefit)	261	(27)
Adjusted EBITDA (loss)	$(3,475)	$(3,065)

Adjusted EBITDA, a non-GAAP (“Generally Accepted Accounting Principles”) financial measure, represents net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation and change in the fair value of warrant liabilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Our management believes, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.